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                                    EXHIBIT 5

                            OPINION OF LEGAL COUNSEL



                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                               ATTORNEYS AT LAW

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS

                               590 MADISON AVENUE
                                   20TH FLOOR
                               NEW YORK, NY 10022
                                 (212) 872-1000
                               FAX (212) 872-1002


                                 April 20, 2001

Imperial Parking Corporation
601 West Cordova Street
Suite 300
Vancouver, BC CANADA V6B 1G1

     Re: Imperial Parking Corporation, Registration Statement S-8


Ladies and Gentlemen:

     We have acted as counsel to Imperial Parking Corporation, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offering and sale by the Company of up to 315,000 shares (the "COMPANY SHARES") of the Company's common stock, par value $0.01 per share ("COMMON STOCK"), which may be issued upon exercise of stock options pursuant to the Imperial Parking Corporation 2000 Stock Incentive Plan (the "PLAN").

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that if, as and when the Company Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the Plan in accordance with the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of the General Corporation Law of the state of Delaware.


     B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.



Very truly yours,

/s/ AKIN, GUMP STRAUSS, HAUER & FELD, L.L.P.